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                                                              [Draft -- 1/25/94]
                              BOWATER INCORPORATED
                          CERTIFICATE OF DESIGNATIONS
                                     OF THE
                     % SERIES C CUMULATIVE PREFERRED STOCK

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                  BOWATER INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (the Corporation), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation (the Board of Directors) at a meeting duly called and held on January 26, 1994 at which meeting a quorum of the members of the Board of Directors was present and acting throughout, and was duly amended and supplemented by the action of the Pricing Committee (the Pricing Committee) of the Board of Directors, acting pursuant to authority delegated to the Pricing Committee by the Board of Directors on October 21, 1993, at a meeting duly
called and held on [                ] at which meeting a quorum of the members
of the Pricing Committee was present and acting throughout.

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                  RESOLVED that, pursuant to authority expressly vested in the
Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation (the Certificate), the Board of Directors hereby provides for the issuance of a series of serial preferred stock of the Corporation, par value $1.00 per share (all series of serial preferred stock of the Corporation being hereinafter referred to collectively as the Preferred Stock), to consist of [750,000] shares, and hereby fixes the powers, designation, preferences and relative, participating, optional and other rights of such series of Preferred Stock, and the qualifications, limitations and restrictions thereof, as follows:
                  1. Designation; Ranking. (a) The designation of the series of
Preferred Stock created by this resolution shall be [     ]% Series C Cumulative
Preferred Stock(hereinafter called the Cumulative Preferred Stock), and the number of shares constituting the Cumulative Preferred Stock is [750,000].
                  (b) Any shares of the Cumulative Preferred Stock that at any time have been redeemed, purchased or otherwise acquired by the Corporation shall, after such redemption, purchase or other acquisition, resume the status of authorized and unissued shares of Preferred Stock without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

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                  (c) The shares of Cumulative Preferred Stock will rank on a parity, both as to payment of dividends and distribution of assets upon liquidation, with the Corporation's LIBOR Preferred Stock, Series A, [and its
[     ]% PRIDES, Series B Convertible Preferred Stock,] as well as any Preferred
Stock issued in the future by the Corporation that by its terms ranks pari passu with the shares of Cumulative Preferred Stock.
                  2. Dividends. The holders of record of the shares of Cumulative Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends (Preferred Dividends) from the date of the initial issuance of the
shares of Cumulative Preferred Stock at the rate of [       ] percent of the
$100 liquidation preference per annum, payable quarterly in arrears on the 15th day of January, April, July and October or, if any such date is not a business day (as defined in paragraph 7 hereof), the Preferred Dividend due on such date shall be payable on the next succeeding business day (each a Dividend Payment
Date). The first dividend period will be from the date of initial issuance of the shares of Cumulative Preferred Stock to but excluding April 15, 1994 and will be payable on April 15, 1994. Preferred Dividends will cease to accrue in respect of the shares of Cumulative Preferred Stock on the date of their redemption. Preferred Dividends will be payable to holders of record of the Cumulative Preferred Stock as

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                                                                               4
they appear on the stock register of the Corporation on such record dates, not less than 15 nor more than 60 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Preferred Dividends payable on shares of Cumulative Preferred Stock for any period less than a full quarterly dividend period (or, in the case of the first Preferred Dividend, from the date of initial issuance of the shares of Cumulative Preferred Stock to the first Dividend Payment Date) shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. Preferred Dividends shall accrue on a daily basis (computed as set forth in the immediately preceding sentence) whether or not there are funds of the Corporation legally available for the payment of such dividends and whether or not such Preferred Dividends are declared. Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.
                  As long as shares of Cumulative Preferred Stock are outstanding, no dividends (other than dividends payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, any capital stock of the Corporation, including without limitation the Corporation's common stock, $1.00 par value per share (Common Stock), ranking junior to the shares of

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                                                                               5
Cumulative Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation (collectively, Junior Stock) and cash in lieu of fractional shares in connection with any such dividend) will be paid or declared in cash or otherwise, nor will any other distribution be made (other than a distribution payable in Junior Stock and cash in lieu of fractional shares in connection with any such distribution), on any Junior Stock unless (i) full dividends on Preferred Stock that does not constitute Junior Stock (Parity Preferred Stock) have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Junior Stock dividend or distribution payment to the extent such dividends are cumulative;
(ii) dividends in full for the current quarterly dividend period have been paid, or declared and set aside for payment, on all Parity Preferred Stock to the extent such dividends are cumulative; (iii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity
Preferred Stock; and (iv) the Corporation is not in default on any of its obligations to redeem any Parity Preferred Stock.
                  As long as any shares of Cumulative Preferred Stock are outstanding, no shares of Junior Stock may be purchased, redeemed, or otherwise acquired by the Corporation or any of its subsidiaries (except in connection with a reclassification or

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                                                                               6
exchange of any Junior Stock through the issuance of other Junior Stock (and cash in lieu of fractional shares in connection therewith) or the purchase, redemption, or other acquisition of any Junior Stock with any Junior Stock (and cash in lieu of fractional shares in connection therewith)) nor may any funds be set aside or made available for any sinking fund for the purchase, redemption or acquisition of any Junior Stock unless: (i) full dividends on Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption, acquisition, setting aside or making available to the extent such dividends are cumulative; (ii) dividends in full for the current quarterly dividend period have been paid, or declared and set aside for payment, on all Parity Preferred Stock to the extent such dividends are cumulative; (iii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity Preferred Stock; and (iv) the Corporation is not in default on any of its obligations to redeem any Parity Preferred Stock.
                  As long as any shares of Cumulative Preferred Stock are outstanding, dividends or other distributions may not be declared or paid on any Parity Preferred Stock (other than dividends or other distributions payable in Junior Stock and cash in lieu of fractional shares in connection therewith) and the Corporation

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                                                                               7
may not purchase, redeem or otherwise acquire any Parity Preferred Stock (except with any Junior Stock and cash in lieu of fractional shares in connection therewith and except with the right, subject to clause (b) of this paragraph and any similar requirement of any other Certificate of Designations for Preferred Stock, to receive accrued and unpaid dividends), unless either: (a)(i) full dividends on Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Parity Preferred Stock dividend, distribution, redemption, purchase or acquisition payment to the extent such dividends are cumulative; (ii) dividends in full for the current quarterly dividend period have been paid, or declared and set aside for payment, on all Parity Preferred Stock to the extent such dividends are cumulative; (iii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity Preferred Stock; and (iv) the Corporation is not in default on any of its obligations to redeem any Parity Preferred Stock; or (b) with respect to the declaration and payment of dividends only, any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share of Cumulative Preferred Stock and each other share of Parity Preferred Stock will in all cases bear to each other the same ratio that accrued and

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                                                                               8
unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share of Cumulative Preferred Stock and such other share of Parity Preferred Stock bear to each other.
                  3. Redemption. The shares of Cumulative Preferred Stock are
not redeemable by the Corporation prior to [                     ], 1999. At any
time and from time to time on or after that date the Corporation will have the right to redeem, in whole or in part, outstanding shares of Cumulative Preferred Stock for $100 per share, plus accrued and unpaid dividends (whether or not declared) to, but not including, the date fixed for redemption (other than previously declared dividends payable to a holder of record as of a prior date). Preferred Dividends will cease to accrue on the shares of Cumulative Preferred Stock on the date fixed for their redemption (unless the Corporation defaults on the payment of the redemption price). If fewer than all of the outstanding shares of Cumulative Preferred Stock are to be called for redemption, shares of Cumulative Preferred Stock to be called for redemption will be selected by the Corporation from outstanding shares of Cumulative Preferred Stock not previously called by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Directors in its sole discretion to be equitable. The Corporation will provide notice of any call for redemption of shares of Cumulative Preferred Stock

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                                                                               9
to holders of record of the shares of Cumulative Preferred Stock to be called for redemption not less than 30 nor more than 60 days prior to the date fixed for redemption. Any such notice will be provided by mail, sent to the holders of record of the shares of Cumulative Preferred Stock to be called for redemption at such holder's address as it appears on the stock register of the Corporation, first class postage prepaid; provided, however, that failure to give such notice or any defect therein shall not affect the validity of the proceeding for the redemption of any shares of Cumulative Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or whose notice was defective. On and after the redemption date, all rights of the holders of the shares of Cumulative Preferred Stock called for redemption shall terminate except the right to receive the redemption price (unless the Corporation defaults on the payment of the redemption price). A public announcement of any call for redemption will be made by the Corporation prior to, or at the time of, the mailing of such notice of redemption. Each such notice shall state, as appropriate, the following and may contain such other information as the Corporation deems advisable:
                       (A) the redemption date;
                       (B) that all outstanding shares of Cumulative Preferred Stock are to be redeemed or, in the case of a redemption of fewer than all outstanding shares of Cumulative Preferred

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                                                                              10
     Stock, the number of such shares held by such holder to be redeemed;
                       (C) the place or places where certificates for such shares of Cumulative Preferred Stock are to be surrendered for redemption; and
                       (D) that dividends on the shares of Cumulative Preferred Stock to be redeemed shall cease to accrue on and after such redemption date (except as otherwise provided herein).
                  The Corporation's obligation to provide funds upon redemption in accordance with this paragraph 3 shall be deemed fulfilled if, on or before a redemption date, the Corporation shall deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York, New York and having a capital and surplus of at least $50,000,000 according to its last published statement of condition, the redemption price for the shares of Cumulative Preferred Stock to be redeemed as required by this paragraph 3, in trust for the account of the holders of such shares of Cumulative Preferred
Stock to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company, or affiliate thereof, to deliver such funds upon redemption of the shares of Cumulative Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so

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deposited and unclaimed at the end of three years from such redemption date shall be repaid and released to the Corporation, after which, subject to applicable law, the holder or holders of such shares of Cumulative Preferred Stock so called for redemption shall look only to the Corporation for payment of the funds due in connection with the redemption of such shares of Cumulative Preferred Stock.
                  Each holder of shares of Cumulative Preferred Stock called for redemption must surrender the certificates evidencing such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state) to the Corporation at the place designated in the notice of such redemption and will thereupon be entitled to receive any funds payable pursuant to this paragraph 3, without interest, following such surrender and on or following the date of such redemption. In case fewer than all the shares represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Corporation representing the unredeemed shares. If such notice of redemption shall have been given, and funds equal to the redemption price of all redeemed shares of Cumulative Preferred Stock shall have been irrevocably either (A) set aside by the Corporation separate and apart from its other funds or assets in trust for the account of

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                                                                              12
the holders of the shares to be redeemed (and so as to be and continue to be available therefor) or (B) deposited with a bank or trust company or an affiliate thereof as provided herein or the Corporation shall have made other reasonable provision therefor, then notwithstanding that the certificates evidencing any shares of Cumulative Preferred Stock so called for redemption shall not have been surrendered, the shares represented thereby so called for redemption shall be deemed no longer outstanding, Preferred Dividends with respect to the shares so called for redemption shall cease to accrue on the date fixed for redemption and all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except for the rights of the holders to funds, if any, payable pursuant to this paragraph 3 without interest upon surrender of their certificates therefor and except that holders of shares of Cumulative Preferred Stock at the close of business on a record date (preceding the redemption date) for any payment of Preferred Dividends shall be entitled to receive the Preferred Dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares following such record date and prior to such Dividend Payment Date.

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                  4. Conversion. The holders of shares of Cumulative Preferred
Stock shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.
                  5. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and subject to the rights of the holders of any other series of Preferred Stock, the holders of outstanding shares of Cumulative Preferred Stock are entitled to receive the sum of $100 per share, plus an amount equal to any accrued and unpaid dividends thereon, out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Junior Stock upon liquidation, dissolution, or winding up. If upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable with respect to shares of Cumulative Preferred Stock and all other series of Parity Preferred Stock, the holders of shares of Cumulative Preferred Stock and of all other series of Parity Preferred Stock will share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Cumulative

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Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. A consolidation or merger of the Corporation with one or more corporations or a sale or transfer of substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution, or winding up of the Corporation.
                  6. Voting Rights. In the event that dividends on the shares of Cumulative Preferred Stock or any other series of Preferred Stock shall be in arrears and unpaid for six quarterly dividend periods, or if any other series of Preferred Stock shall be entitled for any other reason to exercise voting rights, separate from the Common Stock, to elect any Directors of the Corporation (Preferred Stock Directors), the holders of the shares of Cumulative Preferred Stock (voting separately as a class with holders of all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable), with each share of Cumulative Preferred Stock entitled to one vote on this and other matters in which Preferred Stock votes as a group, will be entitled to vote for the election of two Preferred Stock Directors, such Directors to be in addition to the number of Directors constituting the Board of Directors immediately prior to the accrual of such right. Such right, when vested, shall continue until all dividends in arrears on the shares of Cumulative Preferred Stock and such other series of Preferred Stock shall have

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been paid in full and the right of any other series of Preferred Stock to exercise voting rights, separate from the Common Stock, to elect any Preferred Stock Directors shall terminate or have terminated, and, when so paid and such termination occurs or has occurred, such right of the holders of the shares of Cumulative Preferred Stock shall cease. Upon any termination of the aforesaid voting right, subject to the requirements of the Delaware corporation law and the Certificate, such Preferred Stock Directors shall cease to be Directors of the Corporation and shall resign.
                  The Corporation will not, without the approval of the holders of at least 66-2/3% of all the Cumulative Preferred Stock then outstanding: (i) amend, alter, or repeal any of the provisions of the Certificate or the By-laws of the Corporation so as to affect adversely the powers, preferences, or rights of the holders of the Cumulative Preferred Stock then outstanding or reduce the minimum time required for any notice to which only the holders of the Cumulative Preferred Stock then outstanding may be entitled (an amendment of the Certificate to authorize or create, or to increase the authorized amount of, Junior Stock, Preferred Stock or any stock of any class ranking on a parity with the Cumulative Preferred Stock shall be deemed not to affect adversely the powers, preferences, or rights of the holders of the Cumulative Preferred Stock); (ii) create any series of Preferred Stock

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ranking prior to the shares of Cumulative Preferred Stock as to payment of dividends or the distribution of assets upon liquidation; (iii) authorize or create, or increase the authorized amount of, any capital stock, or any security convertible into capital stock, of any class ranking prior to the Cumulative Preferred Stock as to payment of dividends or the distribution of assets upon liquidation; or (iv) merge or consolidate with or into any other corporation, unless each holder of the Cumulative Preferred Stock immediately preceding such merger or consolidation shall receive or continue to hold in the resulting corporation the same number of shares, with substantially the same rights and preferences, as correspond to the Cumulative Preferred Stock so held.
                  As long as any shares of Cumulative Preferred Stock are outstanding, the Corporation will not, without the approval of the holders of at least a majority of the shares of Parity Preferred Stock then outstanding: (i) increase the authorized amount of the Preferred Stock or (ii) create any class or classes of capital stock ranking on a parity with the Parity Preferred Stock, either as to payment of dividends or the distribution of assets upon liquidation, and not existing on the date of this Certificate of Designations, or create any stock, or other security, convertible into or exchangeable for or evidencing the right to purchase any stock of such other class of capital stock ranking on

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a parity with the Parity Preferred Stock, or increase the authorized number of shares of any such other class of capital stock or amount of such other stock or security.
                  Notwithstanding the provisions set forth in the preceding two paragraphs, however, no such approval described therein of the holders of the shares of Cumulative Preferred Stock shall be required if, at or prior to the time when such amendment, alteration, or repeal is to take effect or when the authorization, creation or increase of any such prior or parity stock or such other stock or security is to be made, or when such consolidation or merger is to take effect, as the case may be, provision is made for the redemption of all shares of Cumulative Preferred Stock at the time outstanding.
                  7. Definitions. As used in this Certificate of Designations:
                         (i) the term business day shall mean any day other than a Saturday, a Sunday or a day on which commercial banking institutions in the City of New York, New York, or Atlanta, Georgia, are authorized or obligated by law or executive order to close; and
                         (ii) the term record date shall be such date as is from time to time fixed by the Board of Directors with respect to the receipt of dividends, the receipt of a

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       redemption price upon redemption or the taking of any action or exercise of any voting rights permitted hereby.
                  8. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

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                  IN WITNESS WHEREOF, Bowater Incorporated has caused this
Certificate of Designations to be signed by            , its
and attested by            , its                  , this        day of , 1994.

                                     BOWATER INCORPORATED,
                                     by
[CORPORATE SEAL]
ATTEST:
by